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                            DISTRIBUTORSHIP AGREEMENT
                                     between
                           DryVac Environmental, Inc.
                                       And
                     Solid Waste and Recovery Systems, Inc.


DryVac Environmental, Inc., hereinafter referred to as the "Company" and Solid Waste and Recovery Systems, Inc., hereinafter referred to as the "Distributor", in consideration of the promises made herein and intending to be legally bound, agree as follows:


                               ARTICLE 1. RECITALS

Section 1.01. The Company is a corporation duly organized validly existing, and in good standing under the laws of the State of Nevada, with corporate power to own property and carry on its business as it is now being conducted. The Company has its principal office and place of business at 101 Front Street, Rio Vista, California.

                              Status of Distributor
Section 1.02. The Distributor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, with corporate power to own property and carry on its business as contemplated by this Agreement. Distributor has its principal office and place of business at 5400 Rio Grande Ave., Jacksonville, Florida 32254.

                                Company Business
Section 1.03. The Company is engaged in the manufacture and sale or leasing (hereinafter collectively "sale" or "sales") of dewatering equipment and related parts and other products from time to time manufactured and sold under the trade name "DryVac" (collectively "Products").

                Facilities, Ability, and Desire to Be Distributor
Section 1.04. (a) The distributor represents that it possesses the technical facilities and ability to promote the sale and use of the Products manufactured by the Company and is desirous of developing demand for and selling or leasing such Products on an exclusive basis in the territory hereinafter described. (b) Company is desirous of having Distributor develop demand for and sell or lease its Products in such territory on the terms and conditions set forth herein.


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                           ARTICLE 2. DISTRIBUTORSHIP

                              Exclusive Appointment
Section 2.01. (a) The Company appoints the Distributor as the exclusive wholesale distributor for the sale and/or leasing of its Products at retail within the territory described in applicable Exhibit(s) attached hereto and made a part hereof. The territory so described, and as may be subsequently enlarged, reduced, or otherwise changed in area with the mutual consent of the parties hereto, is hereinafter sometimes referred to as the "territory". (b) During the continuance of this Agreement, the Company shall not appoint any other or different person, firm, or corporation to sell the same products in the territory, except as set forth in Section 3.15.

Section 2.02. The Company reserves the right to establish national accounts or OEM's. The Company reserves the right to sell directly to these accounts. The Distributor shall be notified of the existence of these accounts; the current accounts are described in the applicable Exhibit(s). The commissions allotted to the Distributor for these sales will be determined for each individual sale or through an addendum to this agreement.

                                   Acceptance
Section 2.03. The Distributor accepts the appointment to develop demand for and to sell Company Products within the territory and will make all sales hereunder in accordance with this Agreement. Distributor agrees not to purchase, sell, promote, take on consignment, inventory, or otherwise distribute any product which may, in the sole opinion of the Company, directly or indirectly compete with the Company's Products.

Section 2.035. In the case of any products that the Company may hereafter manufacture and sell which may be in conflict with or competitive to the products of other manufacturers then being distributed by the Distributor, the Distributor reserves the right by written advice to the Company to exclude such Company products from the scope of this Agreement and thereby to consent to their sale by others in the territory covered.

                                      Term
Section 2.04. This Agreement shall continue in full force for the period of one year from the date of this Agreement and, unless either of the parties hereto has given to the other party written notice of its election to terminate this Agreement at least Ninety (90) days prior to the end of any one year period, thereafter for successive periods of one year each.


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                              ARTICLE 3. OPERATIONS

                          Acceptance of Orders; Filling
Section 3.01. (a) All orders the Company receives for its Products from the Distributor are subject to acceptance by Company. All orders shall be made pursuant to written Purchase orders in a form as shall be agreed by the parties. All orders which result from purchases by end users shall also be evidenced by a fully executed written contract in A form as shall be provided by the Company. The terms of this Agreement and those of the Purchase Agreement shall control, in all such events, the sale of Products by Company to Distributor and the terms of any sales order, Purchase Order, or other document by Distributor shall be of no force or effect. (b) The Company will use its best efforts to fill the accepted orders as promptly as practicable, subject, however, to delays caused by government orders or requirements, transportation conditions, labor or material shortages, strikes, riots, fires, or any other cause beyond the Company's control. In all cases, the company will use its best efforts to advise the Distributor in advance of any inability to make full and timely delivery of any products which the distributor has previously ordered.


                       Sales Subject to Company Quotation
Section 3.02. All sales of Products governed by this Agreement shall be subject to the terms and conditions of a Company quotation. The Company shall have the right to discontinue or change the production capabilities. Depending upon the end user's needs, the Products may be sold in any one or a combination of the following ways: product sales without installation; a total installed ("Turnkey") sale; installed unit plus a training program; and leasing or rentals. Any of these sales possibilities will be quoted by the Company through the Distributor. Sales will be developed directly by the Company or the distributor or both.

                                     Payment
Section 3.03. (a) The Distributor shall pay the Company for its Products the Distributor's net price f.o.b. Rio Vista, California, according to the schedule of prices as set forth in applicable Exhibit(s) attached hereto and incorporated herein by this reference. (b) The Company may change the schedule of prices at any time, but will give the Distributor 30-day notice prior to any price increases. The Distributor shall have the benefit of any price reduction. (c) Unless otherwise stated in applicable Exhibit(s) attached hereto and incorporated herein by this reference, the Distributor shall pay the Company for Products in full prior to delivery without offset, deduction, or withholding of any kind. Any taxes in the Territory applicable to the goods provided or services performed under this Agreement shall be paid by end user or Distributor. If such terms do not require payment in full before shipment, then distributor may, at the request of Company, be required to promptly execute any agreements, instruments, or other documents necessary for creation and perfection of a security interest in Company's favor for the Product sold to secure full payment to Company by end user or Distributor. Any failure to make any payment in full

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when due to Company or any failure to execute any document as required by
Company in connection with the sale of Products shall be a material breach of this Agreement.

                                Initial Purchase
Section 3.04. Distributor shall initially purchase the Company's Products in the quantities and for the prices set forth in applicable Exhibit(s) attached hereto and incorporated herein by this reference which shall evidence a purchase order for said initial purchase. Said purchase order shall be separately executed by the parties in the form as set forth in applicable Exhibit(s).


                 Retention of Title as Security for Performance
Section 3.06. The Distributor shall be liable for payment of the purchase price of any products covered by this Agreement pursuant to Section 3.02 hereinabove; however, where applicable, until the purchase price has been paid in cash, title to the Products shall remain in the Company; but such products, after delivery, shall be at the risk and expense of the Distributor as to loss, destruction, or damage, and taxes and charges of every kind. In the event that the Distributor resells and delivers any of the Products prior to payment therefor, title to the purchase price received by the Distributor shall be in the Company until the full purchase price due the Company has been paid.

                                Further Security
Section 3.07. When Distributor is the purchaser and upon Company's request, Distributor shall sign or cause to be signed all financing statements, guarantees, and/or other instruments, agreements, and documents including but not limited to UCC-1 financing statements that Company deems necessary to the preservation and/or creation of Company's security interests, or to the assurance of payment of any indebtedness or obligation due to Company by Distributor. In addition, Distributor shall promptly notify Company should any condition, act, or occurrence, imperil Company's security in said production or indebtedness.

Section 3.08. When distributor acts as a sales representative, and upon Company's request, Distributor shall use its best efforts to sign or cause to be signed all financing statements, guarantees, and/or other instruments, agreements, and documents including but not limited to UCC-1 statements that Company deems necessary to the preservation and/or creation of Company's security interests, or to the assurance of payment of any indebtedness or obligation due to Company by the buyer. In addition, Distributor shall promptly notify Company should any condition, act, or occurrence imperil Company's security in said production or indebtedness.

                Distributor's Efforts, Facilities, and Personnel
Section 3.08. The Distributor will use his best efforts to promote demand for and sale of the Company's Products and will maintain adequate facilities and sales, service, and field engineering personnel for the purpose. The Distributor shall provide a technical support team trained by the Company to perform installation, training and warranty work.

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             Place of Business, Display Room, and Service Department
Section 3.09. The Distributor shall maintain a place of business, display room, and service department satisfactory to the Company at all times, and the Company shall have the right at all reasonable times during business hours to inspect the place of business, display room, and service department. The Distributor shall use and maintain a prospect generation and management program such as ACT software and shall provide Requests for Proposals ("RFP") development assistance as requested by prospects.

                               Service Obligations
Section 3.10. Installation Service. Distributor is required to have the capability to correctly and timely install each Product sold by Distributor.

Section 3.11. Machine Start-Up Service and Training. Distributor is obligated to perform machine Start-Up Service and Training for each product sold by Distributor as well as for the Products not sold by Distributor but used within the Territory. In the case the Distributor is not the Selling party, the selling party and the Distributor will mutually agree upon the cost of the Start-Up Service and Training prior to final quotation to the End User.


Section 3.12. Warranty Service. Distributor is obligated to provide Warranty Service for each product sold by Distributor in the territory and for the products not sold by Distributor but used within the Territory, with compensation by Company as specified in applicable Exhibit(s). Warranty Service shall be approved in writing by the Company prior to performance, using the applicable exhibit.

Section 3.13. General Service. At the End User's request and expense, Distributor is required to have the capability and to provide "breakdown" maintenance service at the end user's expense for each Product sold by Distributor or otherwise used within the Territory. Such service must be provided in a manner meeting the requirements of the end user, consistent with the service standards set forth in the applicable industrial standards for the work being performed.

Section 3.14. Payment for Warranty Service. Company shall pay Distributor for service performed in accordance with the foregoing within thirty (30) days of Distributor's invoice therefore rendered after such services are completed to Company's and End User's reasonable satisfaction. The rates to be paid to Distributor for such warranty services are set forth in a separate written agreement. All other service charges shall be charged by the Distributor or Company, as the case maybe, directly to the End User. Failure to receive prior written approval by the Company per Section 3.12 can be cause for non-payment of the warranty services.

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           Appointment of Dealers, Salesmen, or Other Representatives
Section 3.15. (a) The Distributor shall work and develop the territory to the satisfaction of the Company, and in doing so shall utilize Distributor's best dealers, salesmen, or other representatives to sell the Company's products. (b) The Distributor shall file with the Company a copy of each agreement entered into with such dealers, salesmen, or other representatives defining the territory to be served, which agreements shall be on appropriate forms supplied by the Company or as the parties may agree. The Distributor shall honor the agreements, as set forth in the applicable Exhibit(s), between the Company and the Sales Representatives established in the Distributor's territory prior to this agreement. Termination of these agreements must have the Company's approval. (c) Upon expiration or prior termination of any such agreement for any cause, the Distributor shall furnish the company with notice thereof in order that the Company's field personnel records will be up to date at all times. (d) The Distributor shall represent the Products at all relevant trade shows within the Territory and such other venues as the parties may agree. (e) The Distributor shall provide assistance in procuring performance bonds as required by any project.

                      Installation and Maintenance Service
Section 3.16. (a) The Distributor shall provide and maintain at its own expense an efficient installation and maintenance service on all of the Company's Products installed in the territory, in accordance with instructions issued from time to time by the Company. (b) The Distributor shall (1) use his best efforts and influence to enforce the wiring of buildings and the making of installations in conformity with Underwriters Rulings and the National Code; (2) see that all necessary repairs to and replacements of Company's Products are promptly and properly made; and (3) use every reasonable effort to maintain a standard of service consistent with policy of the Company. (c) In connection with the maintenance of service on the Company's Products, the Distributor shall maintain service vehicles adequate for the installed base of Products and shall carry in stock an adequate quantity of repair and replacement parts, as the Company stipulates. In stipulating the quantity of parts to be carried in stock, the Company will be governed by the number of Products in the Distributor's territory to be serviced. The Company shall have the right at any reasonable time during business hours to inspect and check over Distributor's stock of parts and, if in the Company's judgment a sufficient quantity of parts for repair and replacement purposes are not then in the Distributor's stock, the Distributor shall promptly order such parts as the Company recommends.


                        Freight and Installation Charges
Section 3.17. The Distributor may charge to and collect from each person to whom he sells products acquired hereunder the following items:
     (a) Freight charges as paid by him.
     (b) Installation charges, to be set forth on the invoice which he renders to the purchaser.

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            Return of Products or Service Parts for Repair or Credit
Section 3.18. (a) Unless the Company shall have authorized or permitted the return of any products or parts, the Company shall not be obligated to accept from the Distributor by products or parts returned, nor to make any exchange thereof, nor to credit the Distributor therefor. (b) Except in the case of damage or defect attributable to the company, the Distributor shall not make any claim against the Company for any damaged or defective product or part.

                      Common Carriers Agents of Distributor

Section 3.19. Whenever the company shall deliver or cause to be delivered to a common carrier any goods ordered by the Distributor, whether the particular carrier shall have been designated in the shipping or routing instructions of the Distributor or not, the Company shall not be responsible for any delays or damages in shipment and the common carrier, to which the Company shall deliver goods shipped to the Distributor, is declared to be the agent of the Distributor.

                                 Report of Sales
Section 3.20. In order to enable the Company to have a complete record of all Products sold, the Distributor shall furnish the Company weekly, or at such intervals as the Company and the Distributor shall otherwise agree, a Prospect contact list as well as a report of all sales of the Company's Products in the territory.


                   Suggested Sales Price on Resale of Products
Section 3.21. The Company shall furnish to the Distributor a current list of suggested retail prices for all of the Products of the Company. However, the Distributor is under no obligation to sell the Products of the Company at the prices specified in the price list nor any other price suggested by the Company.

                             Demonstrating Equipment
Section 3.22. The Distributor shall purchase and maintain at the expense of the Distributor, at the expense of the Distributor, the demonstration units scheduled in applicable Exhibit(s) attached hereto and incorporated herein by this reference to be used for demonstration purposes in the territory of the Distributor and such other dealer, salesman, or representative. The Company shall not be liable for any expense in connection with the use or servicing of any such unit.

                                Change of Design
Section 3.23. The Company reserves the right to change the design of any product or part thereof at any time without notice to the Distributor. If any such change is made, the Company may, but shall not be obligated to, make the change upon any products or parts shipped thereafter on the orders of the Distributor, nor shall the Company be obligated to make a similar change on any products or parts previously shipped to the Distributor, or to install or furnish any other or different parts than were thereon when shipment was

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made. The Company will make a best effort to notify the Distributor 30 days prior to any design change affecting price or function.

                                Right to Use Name
Section 3.27. (a) Subject to the provisions of Subsection (b) and the prior written approval of the Company, the Distributor may non-exclusively use the name "DryVac" as applied to Company Products in any sign, advertising, promotion, sale, lease, or servicing, during the continuance of this Agreement and any use of the name "DryVac" by the Distributor shall only insure to the Company's benefit. (b) In case of termination of this Agreement or upon request of the Company, the Distributor shall forthwith discontinue use of such name in any sign or advertising and thereafter shall not use the name directly or indirectly in connection with its business, nor use any other name, title, or expression so nearly resembling it as would be likely to lead to confusion or uncertainty or to deceive the public. Upon Company's request. Distributor will do such reasonable additional acts and execute such documents as Company, in its sole discretion, deems necessary or desirable to relinquish and cancel any rights which Distributor may acquire in any Mark as a result of this Agreement. No DryVac or related Tradename or Trademark shall register in the Territory without the prior written consent of the Company.

                             Proprietary Information
Section 3.28. Neither Distributor, nor Distributor's sub Distributor's, Agents, employees, representatives, servants, or Distributor's third party contractors shall use, cause to be used, share, disclose, transfer any Company proprietary information, tradenames, trademarks, trade secrets, patent pending, or any other confidential information or materials (collectively "Proprietary Information") nor shall Distributor give, assign, or otherwise transfer or permit third parties to receive any such Proprietary Information except in the strict performance of Distributor's duties, obligations, and rights as set forth in this Agreement. Information also includes but is not limited to: Distributor Net Prices; customer or prospect lists, suppliers lists, distributor Sales Manual, this Agreement, Distributor's Annual Sales Plan, Product details, pricing, Company's business, the marketplace, competitors, etc; provided that such confidential information shall not include information which is rightfully generally public information supplied by a third party having the right to do so. Upon the termination of this Agreement for any reason, Distributor will return all Company confidential information to Company and cease using the same, and, Distributor's obligations of confidentiality and non-use shall survive any expiration, termination of amendment to this Agreement. All information that Company has in its possession relating to Distributor's client lists and trade secrets, shall likewise, be kept confidential by Company.

                         Catalogs and Advertising Matter
Section 3.29. The Company shall furnish to the Distributor from time to time as they are prepared by the Company a reasonable quantity of its catalogs and other advertising matter for use by the Distributor for display or mailing in the advertising of Company Products. The Distributor will participate in cooperative advertising and other promotional programs adopted by Company from time to time in the Territory as set forth

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in the Distributor Policy Manual or other such documentation that Company may use for such purposes, and pay a share of costs in connection with such cooperative advertising as shall be agreed by Company and Distributor.


                                    Insurance
Section 3.31. Distributor shall obtain and maintain insurance where applicable (and when required by Federal, State, or local law) in types and amounts customary in the trade of wholesale distribution of goods, comparable to Products, including but not limited to: products liability, product replacement, public liability fire, theft and vandalism coverage, premises liability, automobile and worker's compensation coverage for all liabilities or potential liabilities of Distributor relating to Products, including but not limited to:
Distributor's Warranty Service and/pr any modifications to Products by Distributor. Distributor shall, on written request from Company, provide Company written descriptions of the types and amounts of insurance in effect from time to time together with such other information relating to Distributor's insurance as Company may reasonably request. As to those Products with respect to which Distributor acts as a sub-contractor to Company. Distributor will name Company on its insurance policies as an "additional insured" relating to the Sale and/or service of Products, as well as on all liability policies. Distributor shall insure all Products during shipments to Distributor and/or end user at Distributor's expense.

                          Notice of Safety Instructions
Section 3.32. Communicate to distributor's agents, employees, representative, servants, third party contractors, and end users all warnings, safety instructions, and notices regarding Product safety that Company may from time-to-time require to be so communicated by Distributor.

                               Observance of Laws
Section 3.33. Comply with all laws and regulations applicable to Distributor's business as well as those relating to distribution of Products and maintain all necessary licenses and permits with respect to Distributor's business. Distributor shall use Company's Products for lawful purposes.

                                     Bonding
3.34. If an end user or potential end user of the Company products requires bonding and the Distributor elects to have the Company bid directly for the sale of the products, the Distributor shall cooperate with the Company's efforts to acquire the required bonding. When bonding is required, the cost of the bonding will be discussed for each individual occurrence.

                                   Performance
Section 3.35. At the written request of the Company, provide satisfactory guarantees of Distributor's performance of its obligations under this Agreement by executing such documents as Company may require.

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                               Sale of By-Products
Section 3.36. Distributor shall promote, and sell the resultant by-products created by the operation of Company Products to third parties for profit. These by-products or remanufactured raw materials may be marketed and sold outside the Territory.

Section 3.37. Distributor shall adhere to and perform all responsibilities of a Company distributor set forth in the Distributor Policy Manual.

Section 3.38. Distributor will be provided access to any new products resulting from continued Company research and development that are related to, relevant to, an improvement of, or a logical extension of the existing product line.


Section 3.39. Distributor shall have no power or right to quote the final price, establish sales or installation terms, determine product size, or contractually bind Company in a sale of Products when Distributor acts as a representative in a sale to a third party. In such a sale, Company will provide Distributor with a final not-to exceed price quotation.

Section 3.40. Distributor will have the right to assemble any product, shipped in part or in total by Company once Company has inspected Distributor's assembly line and is satisfied that it meets all Company's standards.

Section 3.41. From time to time distributor may, with prior written authority from Company, sell into a territory without a distributor. In such case, all acts, rights, and responsibilities of Distributor will be governed by this Agreement. Any and all sub-Distributor's appointed by Distributor shall be approved by Company and agreed to in writing by Company prior to documents authorizing use of trademarks, tradenames, and use of Proprietary Information being in effect for sub-Distributor.

                      ARTICLE 4. COMPANY'S RESPONSIBILITIES

                                Company's Duties

Section 4.01; The Company's responsibilities, shall include, but not be limited to the following:

         (a) Produce products that meet committed performance standards.
         (b) Provide installation, operating, and repair training and manuals in English for translation (where necessary) and use by Distributor's technicians. Distributor shall be wholly responsible for the translation and its consequences.
         (c) Pay Distributor for warranty work within thirty (30) days of invoice.
         (d) Provide for sales and project quotations within two (2) weeks of written requests.
         (e) Quote jobs through the Distributor in the manner requested by the end users in accordance with the end user's needs as long as with the policies as set by Company.
         (f) Protect project pricing for the duration and terms of the sales quotation.

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         (g) Provide all necessary system sizing and engineering support to integrate the Products into the sales prospect's existing system.
         (h) Provide for delivery cycles not to exceed those quoted to any other domestic distributor or sub-distributor.
         (i) Suggest and assist with lead development through either co-operative advertising, trade shows, and/or public relations.
         (j) Provide sale tools and marketing support through cooperative programs with the Distributor.



                             ARTICLE 5. TERMINATION

                           Right of Company to Cancel
Section 5.01. In case of the incapacity, death, or insolvency of the Distributor, or in case an application is made to have the Distributor declared bankrupt, or in case a receiver or trustee is appointed for the Distributor. The Distributor has 30 days to resolve the situation to the Company's satisfaction. If the situation is not resolved to the Company's satisfaction it may at its option terminate this Agreement without any notice to the Distributor.

                   Termination by Either With or Without Cause
Section 5.02. The Company may terminate this Agreement for failure of the Distributor to meet or abide by the provisions of the Agreement. If the Company elects to terminate, it shall give ninety (90) days written notice of such election to the Distributor during which time the Distributor may cure any curable default otherwise the Agreement shall terminate without further notice. Active prospecting outside the Territory without the prior express, written permission of Company is grounds for loss of Distributor's exclusivity in the Territory and is not subject to cure.


                    Applicability of Terms after Termination
Section 5.04. In the event of termination, this Agreement shall remain applicable to any orders for Products which the Distributor has previously placed and to any other orders which may be executed within ninety (90) days subsequent to the effective date of termination except that the distributorship shall become non-exclusive upon the receipt of notice of termination for cause, uncured within said thirty (30) days.

                      Repurchase of Products on Termination
5.05. In the event of the termination of this Agreement by either party for any reason, the Company may at its sole option repurchase from Distributor at the fair market value, any Company Products and repair and replacement parts on hand in the Distributor's place of business or in the possession of the Distributor. On demand and the tender of the repurchase price, the Distributor shall be obligated to deliver such goods to the Company forthwith. The Company reserves the right, however, to reject any product, or repair or replacement part not in first-class condition.

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                       Uninstalled Products on Termination
Section 5.06. In case of the termination of this Agreement by either party for any reason and any Products have been sold but not yet installed, the Company may install the products and charge all expenses to the Distributor's account, to be deducted at time of final settlement.

                           Subrogation on Termination
Section 5.07. In case this Agreement shall be terminated for any reason, the Company shall there upon at its option be subrogated immediately to any agreements, rights, and relations of the Distributor with dealers, salesmen, or other representatives appointed by the Distributor hereunder with regard to the sale of Company Products and service parts, and all such agreements shall contain a clause to make this provision effective in favor of the Company when this Agreement shall be terminated.


                    ARTICLE 6. INTERPRETATION AND ENFORCEMENT

                                     Notices
Section 6.01. Any notice, request, demand, or other communication required or permitted hereunder shall be deemed to be properly given when personally served or three (3) days after being deposited in the United States mail, postage prepaid, or one (1) day after being fared, addressed:
     (a) In the case of the Company, to Dan Simpson, President, DryVac, Inc., 101 Front Street, Rio Vista, California 94571 and Robert K. Lane, 388 Seventeenth Street, Suite 250, Oakland, California 94612 or to such other person or address as the Company may from time to time furnish in writing to the Distributor.
     (b) In the case of the Distributor, to Jan Randolph, General Manager, Solid Waste and Recovery Systems, Inc., 5400 Rio Grande Ave., Jacksonville, Florida 32254 or to such other person or address as the Distributor may from time to time furnish in writing to the Company.

                  Distributor Not Agent or Legal Representative
Section 6.02. This Agreement does not constitute the Distributor the employee, agent, partner, joint venturer, franchisee, or legal representative of the Company for any purpose whatsoever. The Distributor is and independent contractor and is not granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the Company or to bind the Company in any manner. Distributor shall have the sole right and obligations to control the manner in which it performs its duties under this Agreement, subject to no control by Company except as otherwise expressly provided in this Agreement. Distributor shall be solely responsible for all of its costs and expenses in any way relating to this Agreement and for the profitability or lack thereof, of its business.

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                                    Warranty
Section 6.03. In connection with the sale of Products, Company provides a limited warranty according to the Product involved in the form as is set forth on applicable Exhibit(s) attached hereto. Company reserves the right to revise its limited warranties from time to time. SUCH WARRANTY SHALL BE THE ONLY WARRANTY MADE OR DEEMED TO BE MADE TO ANY PERSON BY COMPANY AND IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT

NOT LIMITED TO MERCHANTABILITY. FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, THE REMEDIES SET FORTH IN SUCH LIMITED WARRANTY SHALL BE THE ONLY REMEDIES AVAILABLE TO DISTRIBUTOR. SUB-DISTRIBUTOR OR ULTIMATE CUSTOMER OR PERSON ARISING OUT OF THE SALE OF PRODUCTS BY COMPANY. Distributor shall not have any authority to bind Company to any other representation or warranty. In no event shall any warranty provided by Company apply to any Product that has been modified by Distributor or any party, from standard Company specifications. Distributor shall indemnify and hold Company harmless, including reasonable attorney's fees and expert witness fees from and against any claim, demand, action, cost, or liability of any nature arising from or relating to any Product which has been altered in any way by or for Distributor or end user from Company specifications.

                                 Commission Due
Section 6.04. No commission, percentage of gross profit, or other compensation (collectively "compensation") due Distributor as a result of any sale to an end user shall be payable until and unless the Company has received and cleared full payment for the Product(s) involved from the end user.


                                Notice of Claims
Section 6.05. (a) If during the term of this Agreement the Distributor shall have reason to believe it has any claim against the Company in respect of any transaction growing out of this Agreement, it shall notify company in writing with ten (10) days after it knows or has reason to know the basis of any such claim. (b) Failure to give the notice prescribed by Subsection (a) shall relieve the Company from all liability on any claim in respect to any transaction growing out of this Agreement. (c) The provisions of this section shall survive the termination of any other portions of this Agreement.

                                     Breach
Section 6.06. Should either party determine that there has been a breach of any of the provisions of this contract, they shall notify the other party in writing within ten (10) working days of such determination. The notification shall specify the nature of the breach and ask for immediate cure. The party receiving notification shall acknowledge receipt of the notice, in writing, within ten
(10) working days and state its intention to remedy the breach. Thereafter, the party in breach shall have ninety (90) calendar days to correct the breach or present a plan, acceptable to both parties, specifying the actions to be taken to correct the breach.




                                  No Liability
Section 6.07. If either Company or Distributor terminates or fails to renew this Agreement in accordance with its terms, neither Company nor Distributor shall be liable merely by reason of such termination or failure to renew for: compensation, reimbursement, or damages of any kind, consequential or otherwise, whether on account of expenditures, investments, business losses or loss of goodwill claimed by the other party.

     Except as otherwise specifically set forth in this Agreement: Company shall have no liability for any expenditure made, or loss of income incurred, by the Distributor in the performance of Distributor's obligations under this Agreement. Distributor further acknowledges and agrees that Company shall not be liable to Distributor for any post-termination or post non-renewal payments or financial penalties arising strictly out of the termination of this Agreement by Company in accordance with the terms hereof. The Distributor shall hold the Company harmless from any and all claims brought by the end user for which the Distributor is responsible including payment of all Company's attorney's fees, expert witness fees and costs.

                            Completeness of Agreement
Section 6.08. This Agreement contains all of the agreements, understandings, representations, conditions, warranties, and covenants made between the parties hereto. Unless set forth herein, neither party shall, be liable for any representations made, and all modifications and amendments hereto must be in writing and executed by all parties. All prior negotiations, discussions and meeting regarding the terms of this Agreement are hereby merged and integrated into this Agreement. This Agreement supersedes any and all prior distributor or other agreements between agreement are contractual and any breach of this agreement is deemed material.

                                     Waiver
Section 6.09. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter. Nor shall the waiver of either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

                                 Controlling Law
Section 6.10. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of California and venue for any litigation, contractual or in tort, shall be in the County of Alameda, City of Oakland. It is understood, however, that this is a general form of agreement, designed for use in the United States wherever the Company may desire to sell its products and that any provision herein which in any way contravenes the substantive laws of any state or jurisdiction shall be deemed not to be a part of this Agreement therein.


Section 6.11. The prevailing party in any legal proceeding whether in contract or tort, shall be entitled to an award of reasonable attorney's fees, expert witness fees, and costs incurred, whether incurred as a result of negotiations, litigation, arbitration or otherwise.

                                Binding Agreement

Section 6.12. This Agreement shall be binding upon the parties and their respective successors and assigns, included but not limited to mergers and acquisitions, except that the Distributor may not transfer or assign this Agreement or any right or obligation hereunder without the prior written consent of Company.

                               Further Assurances
Section 6.13. At any time, and from time to time each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intended purposes of this Agreement.

                                Cumulative Rights
Section 6.14. All remedies, rights, undertakings, obligations, and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation, or agreement of either party.

                                  Severability
Section 6.15. If any provision hereof as applied to either party or to any circumstance shall be adjudged by a court to be void or unenforceable, the same shall in no way affect any other provisions hereof, the application of such provisions in any other circumstances or the validity or enforceability hereof.

                                  Counterparts
Section 6.16. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                     Notice
Section 6.17. Any change in address shall be communicated to the other party within seven (7) working days. Any notice required to be given by either party in connection with this Agreement shall be in writing and delivered personally or deemed delivered by registered or certified mail or via overnight package express to the party or parties to be so notified, as follows,

Dan Simpson, President
 DryVac Environmental, Inc.
101 North Front Street
Rio Vista, California 94571

Robert K. Lane
R. Kingsbury Lane, Inc.
 388 Seventeenth Street
Suite 250
Oakland, California 94612 3335

                                   Ambiguities
 Section 6.18. Ambiguities shall not be construed against the draft or of this



                                    Exhibits
Section 6.19. Any and all Exhibits attached to or referred to in this Agreement are hereby incorporated herein.

Section 6.20. Each of the undersigned warrant that they are authorized, duly empowered, and directed to execute this agreement on behalf of the entity indicated.

     IN WITNESS HEREOF, DryVac Environmental, Inc., as Company and Solid Waste Recovery Systems, Inc., as Distributor have caused this Agreement to be duly executed by their authorized officers as of the day and year first written above and as acknowledged and notarized by their signatures below.

Executed on ______________________, 1998, at Rio Vista, California.

                                 COMPANY: DryVac Environmental Co., Inc.


                                 By:_________________________________
                                      Daniel J. Simpson, President


                                 DISTRIBUTOR: Solid Waste Recovery Systems, Inc.


                                 By:_________________________________


                                 By:_________________________________

                                    EXHIBITS


                                    Territory
1. The territory shall consist of: the counties in Florida, north of and including Hillsborough, Polk, Orange, Seminole, and Volusia; the counties in Georgia, south of and including McIntosh, Wayne, Appling, Bacon, Coffee, Irwin, Tift, Worth, Dougherty, Calhoun, and Clay. See the attached map.
     For the nine months following the signing of this agreement, the Distributor has the exclusive right to pursue sales at the following
     locations:...........This right automatically becomes void at the end of nine months unless extended in writing by the Company.

                                National Accounts
2. There currently are no national accounts in the established territory. The Company reserves the right to modify this list.


                          Discount/Commission Schedule
3. The discount/commission schedule is as follows:

                  Quoted Amount                      % Discount/Commission
                  -------------                      ---------------------
                  $0-$250,000                                  18
                  $250,001-$500,000                            15
                  $500,001-$1,000,000                          13
                  $1,000,001-$2,000,000                        11
                  $2,000,001-$3,000,000                         9
                  Over $3,000,000                               7

                  Discounts/Commissions will be earned on the incremental sales amounts (i.e. a $350,000 sale would earn 18% on the first $250,000 and 15% on the remaining $100,000).

        For sales involving a third party in addition to the Company and the Distributor, the dispersement of the discount/commission between the Distributor and a third party shall be made as the two parties agree. The split would normally be 50/50. The total discount/commission will not exceed the average percentage of the discount/ commission rates for the Distributor and the third party.

        When equipment prices need to be discounted due to the competitive nature of the sale, the Company and the Distributor will agree to sharing of the discount. This will normally be shared equally by the two parties.

                                  [GRAPHIC]
                           Map of the U.S. omitted

                                     Payment
4. When purchasing a unit directly from the Company, the schedule of payments by the Distributor is a 50% deposit at time of order and 50% due prior to shipment. Each payment shall include the discount applicable to the portion of the payment. When payments are being made by the end user, the terms shall be 50% deposit at time of order, 40% prior to shipment and 10% within 30 days of shipping. For system greater than 50 cubic feet, the terms shall be 25% deposit at time of order, 25% at completion of manufacturer's preliminary project drawings, 40% prior to shipment and 10% within 30 days of shipping. When payments are made by the end user, commissions shall be made in accordance with Section 6.04 of the main document.


                                Initial Purchases
5. As a minimum, the Distributor agrees to purchase a standard one cubic foot trailer-mounted DryVac unit at a cost of $40,000.00. The required 50% deposit shall be presented at the signing of this agreement unless a separate financial agreement is made.

                                    Warranty
6. The DryVac plates have a limited warranty for five years per the attached. Other system components manufactured by DryVac have a warranty of one year. System components purchased from a manufacturer have the warranty stated by the manufacturer. The Company shall compensate the Distributor for warranty work performed on Company components. The Company shall not compensate the Distributor for warranty work performed on system components from other manufacturers.

                              Sales Representatives
7. There are no previously established Sales Representatives in the stated territory.

Robert K. Lane
R. Kingsbury Lane, Inc.
 388 Seventeenth Street
Suite 250
Oakland, California 94612 3335

                                   Ambiguities
 Section 6.18. Ambiguities shall not be construed against the draft or of this


                                    Exhibits
Section 6.19. Any and all Exhibits attached to or referred to in this Agreement are hereby incorporated herein.

Section 6.20. Each of the undersigned warrant that they are authorized, duly empowered, and directed to execute this agreement on behalf of the entity indicated.

     IN WITNESS HEREOF, DryVac Environmental, Inc., as Company and Solid Waste Recovery Systems, Inc., as Distributor have caused this Agreement to be duly executed by their authorized officers as of the day and year first written above and as acknowledged and notarized by their signatures below.

Executed on 1-23-98, 1998, at Rio Vista, California.

                                 COMPANY: DryVac Environmental Co., Inc.


                                 By: /s/ Daniel J. Simpson
                                     ------------------------------------------
                                      Daniel J. Simpson, President


                                 DISTRIBUTOR: Solid Waste Recovery Systems, Inc.


                                 By: /s/ Ted C. Flood
                                     ----------------------------------

                                 By: /s/ Jane M. Randolph
                                     ----------------------------------

                                      16